Exhibit 31.4
CERTIFICATIONS
I, William H. Schafer, certify that:
1.	I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K/A of Developers Diversified Realty Corporation (“DDR”); and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.	[Not applicable];

4.	[Not applicable]; and

5.	[Not applicable];

March 6, 2007

Date

/s/ William H. Schafer

Signature

Executive Vice President and Chief Financial Officer

Title

47